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                                                               EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT
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     THIS AGREEMENT is entered into on the _____th day of August 1999 by and between HEALTHEXTRAS, INC. ("HE" or the "Company") and MICHAEL P. DONOVAN ("Employee") residing at 3089 Savoy Drive, Fairfax, Virginia 22031. This Agreement shall become effective on _______ __, 1999 ("Effective Date").

     WHEREAS, HE desires to employ Employee to devote full-time to the business of HE, and Employee desires to be so employed.

     NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties hereto, HE and Employee agree as follows:

     1.   Employment.  HE agrees to employ Employee and Employee agrees to be so
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employed in the capacity of Chief Financial Officer. The term of this Agreement shall be a three-year period subsequent to the Effective Date. The Agreement shall be automatically renewed for an additional two (2) year period if the Company does not give Employee a notice of non-renewal six (6) months prior to the expiration date of the Agreement.

     2.   Time and Efforts.  Employee shall diligently and conscientiously
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devote his full and exclusive time and attention, and his best efforts to the discharge of his duties as Chief Financial Officer of HE. Employee shall at all times discharge his duties, which shall be those normally performed by a Chief Financial Officer, in the best interests of HE. In the performance of his duties, Employee shall make his principal office at 2275 Research Boulevard, Seventh Floor, Rockville, Maryland 20850, or other office location within the Washington, DC metropolitan area that may be next occupied by HE, unless otherwise mutually agreed upon in writing by HE and Employee.

     3.   Compensation.  During the term of this Agreement, HE shall pay to
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Employee as compensation ("Compensation") for his services a base salary in the amount of two hundred ten thousand dollars ($210,000) per year. The salary is guaranteed by HE through the term of this Agreement and is subject to periodic increases as approved by the Board of Directors or the Chief Executive Officer of HE.

     4.   Expenses Reimbursement.  HE shall reimburse Employee for all
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reasonable and necessary expenses incurred by him in carrying out his duties under this Agreement. Employee shall present to HE from time to time an itemized account of such expenses in forms as may be required by HE and upon acceptance and payment of expenses, expenses shall be considered reasonable and necessary.

     5.   Automobile.  In recognition of Employee's need for an automobile for
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business and other purposes, HE will provide Employee with an automobile allowance which will be payable quarterly.

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     6.   Employee Benefits.  Employee shall be eligible to participate in the
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various employee benefits plans that may be offered by HE, including but not limited to a stock purchase plan, stock option plan, medical and hospitalization plan, life insurance, long-term disability, incentive savings plan, and pension plan, made available in the ordinary course of business to similarly situated executive employees of HE and its subsidiaries. Additionally, HE shall seek to obtain a term life insurance policy on Employee, in an amount established and agreed to by the Compensation Committee of the Board of Directors of HE, to be paid to a beneficiary named by Employee.

     7.   Obligation of HE on Termination of Employment by HE.  Except for cause
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or voluntary resignation, if during the term of this Agreement, HE shall terminate the services of Employee, or if during the term of this Agreement Employee is permanently disabled or deceased, HE shall nevertheless cause HE to continue the payments provided for herein for the term of the contract, but not less than twelve (12) months, to Employee or his heirs or estate, as the case may be.

     8.   Obligations of HE and Employee on Termination of Employee by HE for
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Cause or Resignation by Employee.  If during any time of employment, (1)
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Employee should be terminated for cause; or (2) Employee should resign, then HE shall have no obligation to pay Employee any form of compensation defined in this Agreement apart from compensation and benefits as have accrued from the date of the Employee's termination or resignation as the case may be. In the event Employee resigns or is terminated for cause, for a period of two (2) years subsequent to the date of such resignation, Employee shall not solicit or contract with, either directly or through third parties, entities contracting with HE, including HE bank clients. For a period of two (2) years from the date Employee resigns, Employee shall not compete directly or indirectly with HE's business nor shall the Employee assist, in any manner, any individual or entity that may be, or seek to become, a competitor of HE.

     9.   Notices.  All notices required or permitted to be given under this
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Agreement shall be given by certified mail, return receipt requested, to the parties at the following addresses as either may be designated in writing to the other party:

          If to HE:           Board of Directors
                              HealthExtras, Inc.
                              2275 Research Boulevard, 6th Floor
                              Rockville, Maryland  20850

          If to Employee:     Michael P. Donovan
                              3089 Savoy Drive
                              Fairfax, Virginia  22031


     10.  Governing Law.  This Agreement shall be construed and enforced in
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accordance with the laws of the State of Maryland.

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     11.  Entire Contract.  This Agreement constitutes the entire understanding
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and agreement between HE and Employee with regard to all matters herein up to the date of this Agreement. This Agreement may be amended only in writing, signed by both parties hereto.



     IN WITNESS WHEREOF, the undersigned have executed this Agreement.


                              EMPLOYEE


Date:  August ___, 1999       By:   __________________________________________
                                    Michael P. Donovan



                              HEALTHEXTRAS, INC.


Date:  August ___, 1999       By:   __________________________________________

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